Amended & Restated Advisor Agreement James Snabe C3.ai, Inc. Confidential 1 AMENDED & RESTATED ADVISOR AGREEMENT This Amended & Restated Advisor Agreement (this “Restated Agreement”), effective as of September ___, 2020 ("Effective Date"), by and between James Snabe (“Snabe”) and C3.ai, Inc. (the “Company”) amends and restates, in its entirety, that Advisor Agreement between Snabe and the Company dated September 25, 2018 (the “Original Agreement”), which shall, upon execution of this Restated Agreement by both parties, terminate and be of no further force and effect. Snabe and the Company hereby agree as follows: 1. Services and Consideration. During the term of this Restated Agreement, Snabe will serve as a special advisor to the Company’s Chief Executive Officer and provide advice and counsel as may be requested from time to time, including by rendering the following services: attendance and participation at all regularly scheduled meetings of the Company’s Board of Directors (the “Board of Directors”), providing strategic and growth advice to the Chief Executive Officer and the executive team, providing customer and strategic relationship assistance, and otherwise consult and work with and advise Company from time to time on matters relating to Company's actual or potential business, technology and products (the “Services”). Snabe will report directly to the Company’s Chief Executive Officer in the course of performing his duties. In the event that Snabe is appointed to the Board of Directors, this Advisor agreement will terminate. As consideration in full for the Services, subject to the approval of the Board of Directors, Snabe will be granted an option to purchase 3,250,000 shares of Class B Common Stock of the Company (the “New Grant”). Once approved by the Board of Directors, the New Grant will be governed by the terms and conditions of the grant agreement between Snabe and the Company (the “Option Agreement”) and the C3.ai, Inc. 2012 Equity Incentive Plan (the “Plan”). Provided that Snabe either (a) continues to provide the Services to the Company under this Revised Agreement or (b) is appointed as a member of the Board of Directors, and provided that Snabe attends the regularly scheduled meeting of the Board of Directors during each fiscal quarter, starting in the quarter commencing November 1, 2020, then 1/20th of the New Grant will vest on the last day of each such fiscal quarter until the New Grant is either (x) fully vested or (y) Snabe’s Services are terminated under this Revised Agreement or, if appointed to the Board of Directors, Snabe subsequently leaves the Board of Directors. If Snabe fails to attend any regularly scheduled meeting of the Board of Directors, then vesting of the New Grant shall not occur for the fiscal quarter of such meeting and will be suspended (any such shares being referred to, collectively, as the “Suspended Shares”). Any Suspended Shares shall vest in a subsequent fiscal quarter, provided that Snabe satisfies the requirements for such vesting in such fiscal quarter (i.e., continuous service and attendance at the meeting of the Board of Directors), provided that no more than 1/20th of the New Grant may vest in any fiscal quarter. 2. Vesting of Original Option Grant. Notwithstanding the amendment and restatement of the Original Agreement by virtue of this Restated Agreement, and the resultant termination of the Original Agreement, if Snabe continues to provide Services under this Restated Agreement or is appointed a member of the Board of Directors, it shall constitute continuous active service to the Company for the purposes of determining vesting of the option for 250,000 shares of Class B Common Stock of the Company provided under the Original Agreement (the “Original Grant”). DocuSign Envelope ID: 4B10FE1B-8137-4F0F-9302-095023FC2802 13th

Amended & Restated Advisor Agreement James Snabe C3.ai, Inc. Confidential 2 3. Confidentiality; Intellectual Property. The business, technical and financial information Snabe obtains from the Company or that arise out of the Services, including the details of the New Grant and the potential appointment of Snabe as a member of the Board of Directors, constitute "Proprietary Information" of the Company. Snabe will not disclose or, except as necessary to perform the Services, use any Proprietary Information. However, Snabe shall not be so obligated with respect to information that (i) is or becomes publicly available without restriction through no fault or omission of Snabe, or (ii) that Snabe knew without restriction prior to obtaining the information from Company. Upon termination or as otherwise requested by Company, Snabe will promptly provide to Company all items and copies containing or embodying Proprietary Information. Company shall own, and Snabe hereby assigns to Company, all intellectual property rights throughout the world that arise in connection with the Services or that relate to Proprietary Information. Further, Snabe grants Company an unlimited right to use and exploit any other information, works of authorship, technology or inventions Snabe has provided or may provide in connection with the Services, and any related intellectual property rights, and to allow others to do so. Snabe hereby authorizes Company to use his name, likeness and other personal data as deemed necessary by Company in connection with his role as special advisor or director of the company. 4. Termination. The term of this Restated Agreement shall be for six (6) months from the Effective Date, which term may be extended by mutual agreement of Snabe and the Company. Either party may terminate this Restated Agreement at any time, for any reason, by giving the other party five (5) business days' written notice. Sections 3 through 6 of this Restated Agreement shall survive any termination or expiration. 5. Relationship of the Parties; No Conflicts. Notwithstanding any provision hereof, for all purposes of this Restated Agreement, each party shall be and act as an independent contractor and not as a partner, joint venturer, agent or employee of the other, and shall have no authority to bind or attempt to bind the other party to any commitment, contract or otherwise. Accordingly, Snabe shall not be entitled to any other benefits or compensation, including those provided to Company’s or its affiliates’ employees. Snabe represents and warrants that neither this Restated Agreement nor the performance thereof will conflict with or violate any obligation of Snabe or right of any third party and, during the term, Snabe will not create a conflict of interest, including by providing services to a Company competitor, or by using Proprietary Information or otherwise competing or preparing to compete with Company's business or anticipated business or assisting others to do so. Any violation by Snabe of Sections 3 or 5 shall be deemed a material breach of this Agreement. DocuSign Envelope ID: 4B10FE1B-8137-4F0F-9302-095023FC2802

DocuSign Envelope ID: 4B10FE1B-8137-4F0F-9302-095023FC2802

Amended & Restated
Advisor Agreement
James Snabe

C3.ai

6. Miscellaneous. This Agreement is personal to and nontransferable by Snabe, but is transferable by Company. This is the entire agreement between Company and Snabe with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, understandings, and proposals, whether written or oral, with regard to such subject matter. No modifications or waivers to this Restated Agreement shall be effective unless in writing and signed by both parties. In the event that any provision of this Restated Agreement is determined to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Restated Agreement shall otherwise remain in full force and effect and enforceable. This Restated Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof.

James Snabe

DocuSigned by:

James Snabe
28E6F9061CB5458...

C3.ai, Inc.

DocuSigned by:

By:
Name: Tom Siebel
45E13F749CED416...
Title: Chief Executive Officer

C3.ai, Inc. Confidential 3